UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2008

GAINSCO, INC.

(Exact Name of Registrant as Specified in Charter)

Texas	001-09828	75-1617013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Lee Parkway, Suite 1200, Dallas, Texas	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 629-4301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2008 GAINSCO, INC. (the “Company”) and its wholly-owned subsidiary, National Specialty Lines, Inc. (“NSL”) entered into the Third Amendment to Credit Agreement by and among the Company, NSL and The Frost National Bank (the “Third Amendment”). The Third Amendment revised and updated various provisions of a credit agreement originally entered into with The Frost National Bank on September 30, 2005 (the “Credit Agreement”).

The Third Amendment amended provisions of the Credit Agreement to, among other things, (i) reflect prepayment by the Company of a portion of the outstanding principal balance of the loan, so that, following the prepayment, the remaining principal balance is $900,000; (ii) change the interest rate to 2.75% over the three month London Interbank Offered Rate, with a minimum rate of 4%; (iii) delete provisions requiring the Company to achieve and maintain a specified ratio of earnings to fixed charges; (iv) increase the minimum levels of capital required to be maintained by the Company and MGA Insurance Company, Inc., a wholly-owned subsidiary; and (v) provide that, in lieu of monthly principal amortization of the balance of the outstanding credit, all principal will be due at maturity on September 30, 2010.

The Credit Agreement, as amended, contains certain financial and other covenants applicable to the Company and its subsidiaries, including requirements to provide financial statements and other information and to comply with financial and operating requirements and maintain specified levels of capital and net worth. In addition, it generally restricts the Company and its subsidiaries from entering into various types of transactions without the prior written consent of the lender, including the incurrence or guarantee of other debt, the creation of liens on assets, the payment of dividends on common stock, and the acquisition or disposition of assets except in the ordinary course of business. In the event of a default in payment or in the performance of any other obligation in the Credit Agreement, as amended, the lender would have the right to declare all unpaid obligations immediately due and payable.

The foregoing description is a brief summary of material terms of the Credit Agreement, as amended, and the Third Amendment, and it is qualified in its entirety by reference to the complete documents. The Credit Agreement, as previously amended, has been filed as an exhibit to previous reports, and the Third Amendment is filed as an exhibit to this report.

The Company also agreed to maintain cash balances of not less than $500,000 in its accounts at The Frost National Bank until the outstanding balance is paid.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

10.35	Third Amendment to Credit Agreement dated November 21, 2008, by and among the Company, NSL and The Frost National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAINSCO, INC.

/s/ Daniel J. Coots
Daniel J. Coots, Senior Vice President and
Chief Financial Officer

DATED: November 25, 2008